SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) October 28, 1998


                  SUPERIOR ENERGY SERVICES, INC.
            (Exact name of registrant as specified in its charter)


            Delaware                   0-20310                 75-2379388
(State or other jurisdiction   (Commission File Number)     (IRS Employer
       of incorporation)                                    Identification No.)


        1105 Peters Road, Harvey, Louisiana                       70058
      (Address of principal executive offices)                  (Zip Code)



                              (504) 362-4321
             (Registrant's telephone number, including area code)


            1503 Engineers Road, Belle Chase, Louisiana  70037
        (Former name or former address, if changed since last report.)

ITEM 5.   OTHER EVENTS

     On October 28, 1998, Superior Energy Services, Inc. ("Superior") entered into an Agreement and Plan of Merger with Parker Drilling Company ("Parker") that would combine the two companies. The merger is intended to be accounted for as a pooling-of-interests and will be structured as a tax free exchange of .90 of a share of Parker common stock for each share of Superior common stock.

     The merger is subject to both Superior and Parker stockholder approval, Hart-Scott-Rodino clearance and certain other conditions. The necessary filings for Hart-Scott-Rodino clearance and the filing with the Securities and Exchange Commission of Parker's Registration Statement covering the Parker shares to be issued in the merger will be made as soon as practicable. Superior anticipates submitting the merger to its stockholders for approval at a special meeting early next year. Subject to the Superior and Parker stockholder approvals and the satisfaction of the other conditions it is anticipated that the transaction will be consummated in the first quarter of next year.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (b)  Exhibits.

          2.1 Agreement and Plan of Merger dated October 28, 1998 between Parker Drilling Company and the Registrant.{(1)}

          99.1 Press release issued by the Registrant on October 29, 1998 announcing the execution of an Agreement and Plan of Merger between Parker Drilling Company and the Registrant.

________________

(1) The Registrant hereby agrees to furnish supplementally, upon request of the Commission, a copy of any omitted exhibit or schedule to the agreement deferred to in 2.1 above.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SUPERIOR ENERGY SERVICES, INC.



                              By: /s/ Robert S. Taylor
                                  _________________________
                                     Robert S. Taylor
                                  Chief Financial Officer

Dated:                        November 2, 1998